UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On February 21, 2011, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) approved, subject to stockholder approval, an amended and restated version of the Company’s Stock Award Plan (the “Award Plan”). On or about April 7, 2011, the Company made available a proxy statement (the “Proxy Statement”) to its stockholders describing the matters to be voted on at the Annual Meeting of Stockholders to be held on May 17, 2011 (the “Annual Meeting”), including a proposal to approve the Award Plan. Among the proposed changes to the Award Plan was an increase in the number of authorized shares of the Company’s Common Stock available for equity awards by 3,500,000 shares. If this increase were to be approved by stockholders, there would be a total of 4,612,385 shares available for additional grants under the Award Plan, as of March 28, 2011. Of this total, the maximum number of shares that would be available for issuance pursuant to the Award Plan as “full value” awards (i.e., restricted awards, performance awards or other stock-based awards) would be 2,164,825 shares.

Under the terms of the Award Plan, as of March 28, 2011, there were:

(a)	47,494,896 shares of the Company’s Common Stock outstanding;

(b)	1,112,385 shares of the Company’s Common Stock remaining available for grant under the Award Plan as stock options or other equity awards;

(c)	6,276,650 stock options issued and outstanding, with a weighted-average exercise price of $6.85 per share and a weighted average remaining contractual term of 5.94 years; and

(d)	934,956 restricted shares issued and unvested, with a weighted-average grant date fair value of $5.96 per share.

After making the Proxy Statement available to stockholders, the Company was informed by Institutional Shareholder Services (“ISS”) that the Award Plan received an unfavorable recommendation because the shareholder value transfer as determined by ISS is greater than a Company-specific allowable cap calculated by ISS.

Although the Company disagrees with the ISS recommendation, it decided to amend the Award Plan further in order to reduce the shareholder value transfer under the Award Plan. Accordingly, on May 5, 2011, the Board approved a further amendment to the Award Plan reducing the proposed increase in authorized shares from 3,500,000 to 2,800,000 shares. If this revised increase is approved by stockholders, there would be a total of 3,912,385 shares available for additional grants under the Award Plan, as of March 28, 2011. The maximum number of shares available for issuance as “full value” awards would also be reduced from 2,164,825 shares to 1,564,825 shares. The Award Plan, as further amended and restated, will be presented for stockholder approval at the Company’s Annual Meeting. A copy of the Award Plan, as further amended and restated, is attached as Exhibit 10 to this Report and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10	OraSure Technologies, Inc. Stock Award Plan

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: May 5, 2011	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

10	OraSure Technologies, Inc. Stock Award Plan